                                                                   Exhibit (1.2)


                  Book-Entry-Only Corporate Equity Securities

                           Letter of Representations
                     [To be completed by Issuer and Agent]

                                 iShares Trust
                                 -------------
                               [Name of Issuer]

                        Investors Bank & Trust Company
                        ------------------------------
                                [Name of Agent]



                                                             April 14, 2000
                                                            ----------------
                                                                 [Date]


Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street 49th Floor
New York, NY 10041-0099

     Re:  iShares Trust consisting of a number of separate investment
          -----------------------------------------------------------
          portfolios, called Funds.  The names of each individual Fund are
          ----------------------------------------------------------------
          provided in Schedule A attached
          -------------------------------
          [Issuer description, including CUSIP number (the "Securities")]


Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the Securities. Issuance of the Securities has been authorized pursuant to an offering document or other such agreement dated December 16, 1999
                                                               -----------------
(the "Document"). [Issuer is selling the securities to __________ (the "Initial Purchaser") pursuant to the Document. Initial Purchaser shall take delivery of the Securities through the Depository Trust Company ("DTC").]* Agent is acting as transfer agent, paying agent, and registrar with respect to the Securities.

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

--------------------
* Not applicable. See attached Rider #1.

     1. Prior to closing on the Securities on _____________ there shall be deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., for each of the Securities with the offering value(s) set forth on Schedule A hereto, the total of which represents 100% of the offering value of such Securities. If, however, the aggregate offering value of the Securities exceeds $400 million, one certificate shall be issued with respect to each $400 million of offering value and an additional certificate shall be issued with respect to any remaining offering value. Each Security certificate shall bear the following legend:

               Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Issuer represents: [Note: Issuer must represent one of the following, and shall
                    ----
cross out the other.]
---------

     [The Security certificate(s) shall remain in Agent's custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

     On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of Securities (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

     On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through the DWAC system to decrease the Participant's account by a specified number of Securities (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

     Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated Security on registration of transfer to the name of Cede & Co. for the quantity of Securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.]

     [The Security certificate(s) shall be custodied with DTC.]*

     2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

     3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notices of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department at
(212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

----------------------
* Not applicable.

               Manager, Reorganization Department
               Reorganization Window
               The Depository Trust Company
               55 Water Street 50th Floor
               New York, New York  10041-0099

     4. In the event of a stock split, recapitalization, conversion, or any similar transaction resulting in the cancellation of all or any part of the Securities represented thereby, Agent shall send DTC a notice of such event as soon as practicable, but in no event less than five business days prior to the effective date of such transaction. Notices pursuant to this Paragraph regarding stock splits shall be directed to DTC's Dividend Department as indicated in Paragraph 6. All other notices pursuant to this Paragraph shall be directed to DTC's Reorganization Department as also indicated in Paragraph 6.

     5. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Call Notification Department
                    The Depository Trust Company
                    711 Stewart Avenue
                    Garden City, NY  11530-4719

     6. In the event of an offering or issuance of rights with respect to the Securities outstanding, Agent shall send DTC's Dividend and Reorganization Departments a notice specifying: (a) the amount of an conditions, if any, applicable to such rights offering or issuance; (b) any applicable expiration or deadline date, or any date by which any action on the part of holders of such Securities is required; and (c) the Publication Date of such notice. The Publication Date will be as soon as practicable after the announcement by the Company of any such offering or issuance of rights with respect to the Securities outstanding. DTC requires that the Publication Date be no fewer than 30 days nor more than 60 days prior to the related payment date, distribution date, or issuance date, respectively. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Dividend Department at (212) 855-4545, and receipt of such notices shall be confirmed by telephoning (212) 855-4530. Notices to DTC pursuant to this Paragraph, by mail or any other means, shall be sent to:

                    Supervisor, Stock Dividends
                    Dividend Department
                    The Depository Trust Company
                    55 Water Street 25th Floor
                    New York, NY  10041-0099

     Notices to DTC pursuant to the above Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 855-5259, and receipt of such telecopy shall be confirmed by telephoning (212) 855-5260. Such notices to DTC pursuant to the above Paragraph, by mail or any other means, shall be sent to:

                    Supervisor, Rights Offerings
                    Reorganization Department
                    The Depository Trust Company
                    35 Water Street 50th Floor
                    New York, NY  10041-0099

     7. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice). Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 855-5488, and receipt of such notices shall be confirmed by telephoning (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to the address indicated in Paragraph 3.

     8. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities and an accompanying description of such Securities.

     9. Issuer or Agent shall provide written notice of dividend payment information to DTC as soon as the information is available. Issuer or Agent shall provide such notice directly to DTC electronically, as previously arranged by Issuer or Agent and DTC. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or
(212) 855-4556. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                    Manager, Announcements
                    Dividend Department
                    The Depository Trust Company
                    55 Water Street 25th Floor
                    New York, NY  10041-0099

     10. Issuer or Agent shall notify DTC's Dividend Department of any dividend payment date with regard to the Securities no later than the close of business preferably five, but no fewer than two, business days prior to such payment date. Agent shall include any available payment information at that time. Notices pursuant to this Paragraph shall be directed to DTC's Dividend Department as indicated in Paragraph 9.

     11. Dividend payments and cash distributions shall be received by Cede & Co. as nominee of DTC, or its registered assigns, in same day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such dividend and distribution payments due Agent, or at such earlier time as may be required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     12.  Issuer or Agent shall provide DTC, no later than 12:00 noon (Eastern
Time) on the payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy to DTC's Dividend Department, shall be directed to (212) 855-4633, and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

     13. Redemption payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such redemption payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Agent and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     14. Reorganization payments resulting from corporate actions (such as tender offers or mergers) shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Agent, or at such earlier time as required by Agent to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Agent and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

     15. DTC may direct Issuer or agent to use any other number or address as the number or address to which notices or payments may be sent.

     16. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in the number of Securities outstanding, except in the case of final redemption, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

     17. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     18. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request, Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any Participant having Securities credited to its DTC accounts.

     19. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

     20. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

     21. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

     22. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

     23   Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time:
(a) any exemptions from registration under the Securities Act of 1933; (b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

     24. Issuer hereby authorizes DTC to provide to Agent listings of DTC Participants' holdings, known as Security Position Listings ("SPLs"), with respect to the Securities from time to time at the request of the Agent. DTC charges a fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Agent shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act, Requests for SPLs shall be sent by telecopy to the Proxy Unit of DTC's Reorganization Department at (212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Request for SPLs, sent by mail or by any other means, shall be directed to:

                         Supervisor, Proxy Unit
                         Reorganization Department
                         The Depository Trust Company
                         55 Water Street 50th Floor
                         New York, NY 10041-0099

     25. Issuer and Agent shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

     26. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:

               See attached Rider # 1

_______________________________________________________________________________

_______________________________________________________________________________

Riders to Letter of Representations as Attached to Book Entry Only DTC
Application



Rider #1
--------
As described in the Prospectus and/or the Statement of Additional Information, shares of each iShares FUnd (each a "Fund" collectively the "Funds") are issued and sold in creation Unit Aggregations (as defined in the offering Prospectus) on a continuous basis.

Rider #2
--------
As described in the Prospectus and/or the Statement of Additional Information, shares of the Fund are only held in book-entry form. No stock certificates are available. Depository Trust Company ("DTC"), or its nominee, is the record owner of all outstanding shares.

Notes:
------

A.  If there is an Agent (as defined in
this Letter of Representations), Agent
as well as issuer must sign this Letter.
If there is no Agent, in signing this
Letter Issuer itself undertakes to
perform all of the obligations set forth herein.

B.  Schedule B contains statements that
DTC believes accurately describe DTC,
the method of effecting book-entry
transfers of securities distributed
through DTC, and certain related
matters.

                                        Very truly yours,

                                               iShares Trust
                                        ----------------------------------------
                                                [Issuer]

                                        By    /s/ Susan C. Mosher
                                        ----------------------------------------
                                                [Authorized Officer's Signature]

                                        Investors Bank & Trust Company
                                        ----------------------------------------
                                                [Agent]

                                        By:    /s/ Kevin Sheehan
                                        ----------------------------------------
                                                [Authorized Officer's Signature]


Received and Accepted:
THE DEPOSITORY TRUST COMPANY


cc:   Underwriter
      Underwriter's Counsel

                                   Schedule A

iShares Trust CUSIP Information

                                                                                                         xxxx
                                                             CUSIP                           Tax
Name                                                         Number         Ticker           ID#
----                                                         ------         ------           ---
iShares S&P MidCap 400 Index Fund                           464287507         IJH         94-3351279
iShares S&P 500 Index Fund                                  464287200         IVV         94-3361276
iShares S&P 500/BARRA Growth Index Fund                     464287309         IVW         94-3351277
iShares S&P 500/BARRA Value Index Fund                      464287408         IVE         94-3351278
iShares S&P SmallCap 600 Index Fund                         464287804         IJR         94-3351285
iShares Russell 1000 Index Fund                             464287622         IWB         94-3351327
iShares Russell 1000 Growth Index Fund                      464287614         IWF         94-3351328
iShares Russell 1000 Value Index Fund                       464287598         IWD         94-3351329
iShares Russell 2000 Index Fund                             464287655         IWM         94-3351322
iShares Russell 3000 Index Fund                             464287689         IWV         94-3351318
iShares Dow Jones U.S Financial Sector Index Fund           464287788         IYF         94-3351300
iShares Dow Jones U.S. Telecommunications Sector            464287713         IYZ         94-3351316
 Index Fund
iShares Dow Jones Internet Index Fund                       464287747         IYV         94-3351309
iShares Dow Jones U.S. Technology Sector Index Fund         464287721         IYW         94-3351314

iShares S&P Europe 350 Index Fund                           464287861         IEV         94-3351288
iShares S&P/TSE 60 Index Fund                               464287853         IKC         94-3351289
iShares Dow Jones U.S. Total Market Index Fund              464287846         IYY         94-3351291
iShares Dow Jones U.S. Basic Materials Sector Index         464287838         IYM         94-3351292
 Fund
iShares Dow Jones U.S. Consumer Cyclical Sector             464287580         IYC         94-3351294
 Index Fund
iShares Dow Jones U.S. Consumer Non-Cyclical Sector         464287812         IYK         94-3351295
 Index Fund
iShares Dow Jones U.S. Energy Sector Index Fund             464287796         IYE         94-3351296
iShares Dow Jones U.S. Healthcare Sector Index Fund         464287762         IYH         94-3351306
iShares Dow Jones U.S. Industrial Sector Index Fund         464287754         IYJ         94-3351307
iShares Dow Jones U.S. Utilities Sector Index Fund          464287697         IDU         94-3351317
iShares Dow Jones U.S. Chemicals Index Fund                 464287820         IYD         94-3351293

iShares Dow Jones U.S. Real Estate Index Fund               464287739         IYR         94-3351312
iShares Dow Jones U.S. Financial Services Index Fund        484287770         IYG         94-3351305

iShares S&P MidCap 400/BARRA Growth Index Fund              464287606         IJK         94-3351281
iShares S&P MidCap 400/BARRA Value Index Fund               464287705         IJJ         94-3351282
iShares S&P SmallCap 600/BARRA Growth Index Fund            464287887         IJT         94-3351286
iShares S&P SmallCap 600/BARRA Value Index Fund             464287879         IJS         94-3351287
iShares S&P 100 Index Fund                                  464287101         IXO         94-3351275
iShares Russell 2000 Growth Index Fund                      464287648         IWO         94-3351324
iShares Russell 2000 Value Index Fund                       464287630         IWN         94-3351325
iShares Russell 3000 Growth Index Fund                      464287671         IWZ         94-3351319
iShares Russell 3000 Value Index Fund                       464287663         IWW         94-3351321

                                                                      SCHEDULE A
                                                                      ----------

iShares Trust consisting of a number of separate investment portfolios, called
------------------------------------------------------------------------------
                          Funds, as described below.
                          --------------------------
                               [Describe Issue]


     CUSIP Number               Share Total             Offering ($) Value
-----------------------   ------------------------  --------------------------

                                                                      SCHEDULE B
                                                                      ----------

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                  -------------------------------------------
 (Prepared by DTC-bracketed material may be applicable only to certain issues)


     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

    3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details for the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial

Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holding on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

     [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co's consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.